STOCKHOLDERS AGREEMENT
                             ----------------------

                  This Stockholders Agreement ("AGREEMENT") is entered into as of this ___ day of July, 1998, by and among United Defense Industries, Inc., a Delaware corporation ( the "COMPANY"), Iron Horse Investors, L.L.C., a Delaware corporation ( "IRON HORSE"), the UDLP Non-Qualified Trust (the "TRUST") and United Defense, L.P., as sponsor and administrator of the Amended and Restated UDLP Supplemental Retirement and Savings Plan Trust (the "PLAN ADMINISTRATOR"). These parties are sometimes referred to herein individually by name or as a "PARTY" and collectively as the "PARTIES."


                                    RECITALS:
                                    --------

                  WHEREAS, United Defense, L.P., a Delaware limited partnership of which the Company is the sole limited partner ("UDLP"), has established the UDLP Amended and Restated Supplemental Retirement and Savings Plan (the "PLAN"), a non-qualified deferred compensation plan for the benefit of certain of its employees;

                  WHEREAS, UDLP has established the Trust as a means for paying benefits payable under the Plan;

                  WHEREAS, pursuant to the terms of the trust agreement among UDLP, the Company and Fidelity Management Trust Company, dated as of July 22, 1998, establishing and governing the Trust (the "TRUST Agreement"), and as directed by the Plan Administrator in accordance therewith, the Trust shall purchase _____ shares of the common stock, par value $0.01 per share, of the Company ("COMMON STOCK") at a purchase price of $10 per share (the fair market value per share as determined by the Plan Administrator) as soon as administratively feasible following the Parties' execution and delivery of this Agreement and the Trust Agreement;

                  WHEREAS, Iron Horse is the record and beneficial holder of
17.3 Million shares of Common Stock of the Company; and

                  WHEREAS, pursuant to the terms of the Plan and the Trust Agreement, the Plan Administrator has the power to direct the disposition of the assets of the Trust including, without limitation, the Common Stock held by it, in accordance with the terms of the Plan and the Trust Agreement.

                  WHEREAS, the Company, Iron Horse, the Trust and the Plan Administrator desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer of the shares of Common Stock now issued to the Trust (collectively, the "RESTRICTED SHARES").

                                   AGREEMENT:
                                   ---------

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        RESTRICTIONS ON TRANSFER.

                  The Trust shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, "TRANSFER"), and the Plan Administrator shall not direct the Trust to Transfer, any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board of Directors of the Company; provided, however, that this Section 1 shall not prevent, and no consent of the Company shall be required with respect to, the Transfer of any Restricted Shares pursuant to the directions from the Plan Administrator or any Transfer to creditors of UDLP in the event UDLP is Insolvent (as defined in the Trust Agreement), in accordance with the terms of the Plan and the Trust Agreement, or transfers by will or pursuant to the laws of descent and distribution. The Trust further agrees that in connection with any Transfer required to be consented to by the Company, the Trust shall, if timely requested by the Company in writing, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended, or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

SECTION 2.        BRING-ALONG RIGHTS.

                           (a) If Iron Horse or any successor to all or any
portion of the shares of Common Stock held by Iron Horse at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer a number of shares of Common Stock equal to more than twenty percent (20%) of the aggregate number of shares of Common Stock then outstanding to one or more persons not affiliated with Iron Horse or such successors (a "THIRD PARTY"), then Iron Horse (or such successors) shall have the right (a "BRING-ALONG RIGHT"), but not the obligation, to cause the Plan Administrator to direct the Trust to tender for purchase, to the Third Party, on the same terms and conditions as apply to Iron Horse, a number of shares of Common Stock equaling the lesser of (x) the number derived by multiplying (i) the total number of shares to be purchased by the Third Party, as specified in the Bring-Along Notice, by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by the Trust and the denominator of which is the total number of the then outstanding shares of Common Stock, or (y) such lesser number of shares as Iron Horse shall designate in the Bring-Along Notice (defined below); provided, however, that notwithstanding the foregoing, the Trust shall only be required to tender shares of Restricted Stock in accordance with directions from the Plan Administrator, in accordance with the Trust Agreement.

                           (b) If Iron Horse elects to exercise its Bring-Along
Right under this Section 3, then it shall so notify the Plan Administrator and the Trust ("BRING-ALONG NOTICE"). The Bring-Along Notice shall set forth: (i) the name of the Third Party or Third Parties and the number of shares of Common Stock proposed to be purchased by such Third Party or Third Parties, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party and a summary of any other material terms pertaining to the Transfer

("THIRD PARTY TERMS") and (iii) the number of shares of Common Stock that Iron Horse elects the Trust to sell in such Transfer. The Bring-Along Notice shall be given at least ten (10) business days before the closing of the proposed Transfer.


                           (c) Upon the receipt of a Bring-Along Notice and
directions from the Plan Administrator, in accordance with the terms of the Trust Agreement, the Trust shall be obligated to sell that number of shares of Common Stock required to be sold by the Trust as set forth in the Bring-Along Notice on the Third Party Terms.


                           (d) At the closing of the Transfer to any Third Party
pursuant to this Section 3, the Third Party shall remit to each Party the consideration for the total sales price of the Common Stock of such Party sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms), against delivery by such Party of certificates for such Common Stock, duly endorsed for Transfer or with duly executed stock powers, and the compliance by such Party with any other reasonable conditions to closing generally applicable to Iron Horse and other holders of Common Stock selling shares in such transaction.


                            Notwithstanding the foregoing, the Bring-Along
Rights provided by this Section 3 shall terminate on the date on which a number of shares of Common Stock equal to at least twenty-five percent (25%) of the aggregate number of the then outstanding shares of Common Stock on a fully diluted basis have been distributed to the public pursuant to one or more effective registration statements under the Securities Act and/or pursuant to Rule 144 promulgated thereunder; provided, however, that the Common Stock is then publicly traded.

SECTION 3.        COMPANY SALE.

                           (a) If the Board of Directors of the Company and the
holders of a majority of the outstanding shares of Common Stock approve a Company Sale (as defined below), and if so directed by the Plan Administrator in accordance with the terms of the Trust Agreement, the Trust agrees that it shall consent to and raise no objections against such Company Sale, and if the Company Sale is structured as a sale of stock, the Trust shall, as directed by the Plan Administrator in accordance with the terms of the Trust Agreement, sell all or any portion of the Restricted Shares in connection with such Company Sale on the terms and conditions approved by the Board of Directors and the holders of a majority of the outstanding shares of Common Stock. The Plan Administrator hereby agrees to take all actions, and give directions to the Trust to effectuate such actions, that the Board of Directors and the holders of a majority of the outstanding shares of Common Stock reasonably deem necessary or desirable in connection with the consummation of such Company Sale, including, without limitation, voting the Restricted Shares in favor of such Company Sale and refraining from the exercise of dissenters' appraisal rights with respect to such Company Sale; provided, however, that the Trust shall be only be required to take such actions as are pursuant to the written direction of the Plan Administrator in accordance with the terms of the Plan and the Trust Agreement.

                           (b) To the extent that the Trust Transfers shares
pursuant to a Company Sale, the Trust shall bear its pro-rata share (based upon the number of shares held by the Trust that are sold in such Company Sale) of the costs of any sale of Common Stock pursuant to a Company Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party; provided, however, that nothing in this Agreement shall obligate the Trust to pay any amounts in connection with a Company Sale in excess of the assets of the Trust Fund. To the extent any such costs incurred by the Trust in connection with a Transfer pursuant to a Company Sale are not deducted from the sale proceeds, the Trust shall pay any amounts owed under this Section 3 only as directed by the Plan Administrator.


                           (c) For the purpose hereof, "COMPANY SALE" shall mean
the consummation of any transaction or series of transactions pursuant to which one or more persons or entities or group of persons or entities (other than Iron Horse) acquires (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, sale or transfer of the Company's capital stock or otherwise) or
(ii) all or substantially all of the assets of the Company and its subsidiaries.

SECTION 4.        INSOLVENCY.

                  Notwithstanding any other provision of this Agreement, the provisions of this Section shall apply in the event that UDLP is Insolvent or the Trustee must determine whether UDLP is Insolvent, in accordance with the Trust Agreement. The Trust shall not be required to sell any Restricted Shares pursuant to Sections 2 or 3 hereof unless the Trustee has determined that the price to be paid for such Restricted Shares is equal to or greater than the fair market value of such shares. In the event the Trustee has received notice of a sale pursuant to Section 2 or 3 hereof, or the Trustee reasonably believes that a valuation of the Restricted Shares is necessary for the proper administration of the Trust under applicable federal and state laws, the Trustee shall so notify the Company, which shall obtain an independent appraisal of the fair market value of the Company's shares from an independent appraiser reasonably satisfactory to the Trustee. In the event the Company and the Trustee cannot agree on a mutually acceptable independent appraiser and the Company so requests, the Trustee shall designate an independent appraiser within three business days of such request and if the Trustee fails to so timely designate an appraiser, the Trustee shall accept the independent appraiser selected by the Company. Each appraisal obtained in accordance with the foregoing shall be conclusive evidence of the fair market value of the shares to be sold, and absent manifest error, shall be binding on the Trust and the Trustee. In the event no appraisal is performed, the Trustee may, but shall not have the obligation to (1) participate in any sale pursuant to Section 2 or 3 hereof, and/or (2) obtain an independent appraisal of the shares, and charge the costs of such appraisal against the assets of the Trust in accordance with the provisions of the Trust Agreement.


SECTION 5.        MISCELLANEOUS.

                           (a) Legends.  Each certificate representing the
Restricted Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

                            In addition to the foregoing, each certificate
representing Restricted Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF JULY __, 1998. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Purchasers hereby agree that Purchasers shall not Transfer any Restricted Shares without complying with each of the restrictions set forth herein and agree that in connection with any such Transfer Purchasers shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement or the securities laws of the United States of America or any state thereof.

                           (b) Successors, Assigns and Transferees.  This
Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by the Trust after the date hereof. This Agreement shall be binding upon any successor of the Plan Administrator.

                           (c) Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of Delaware.

                           (d) Interpretation.  The headings of the Sections
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

                           (e) Notices.  All notices and other communications
provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

                                     (i)    If to the Company, at:

                                             United Defense Industries, Inc.
                                             1525 Wilson Blvd.
                                             Suite 700
                                             Arlington, VA 22209
                                             Attention: David V. Kolovat

                                             with copies to:

                                             Latham & Watkins
                                             1001 Pennsylvania Avenue, N.W.
                                             Suite 1300
                                             Washington, D.C. 20004
                                             Attention: Daniel T. Lennon

                                      (ii)   If to Iron Horse, at:
                                             c/o TC Group,
                                             LLC 1001 Pennsylvania Avenue, NW
                                             Suite 200S
                                             Washington, D.C. 20004
                                             Attention:  Allan M. Holt

                                             with copies to:

                                             Latham & Watkins
                                             1001 Pennsylvania Avenue, N.W.
                                             Suite 1300
                                             Washington, D.C. 20004
                                             Attention: Daniel T. Lennon

                                     (iii)   If to the Trust, at:

                                             Fidelity Management Trust Company,
                                             Trustee
                                             c/o Fidelity Investments
                                             82 Devonshire Street
                                             Boston, MA 02109
                                             Attention: John M. Kimpel

                                     (iv)    If to the Plan Administrator:

                                             United Defense, L.P.
                                             1525 Wilson Boulevard
                                             Suite 700
                                             Arlington, VA 22209
                                             Attention: David V. Kolovat,
                                                        General Counsel

                           (f) Recapitalization, Exchange, Etc. Affecting the
Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Restricted Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.


                           (g) Counterparts.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                           (h) Severability.  In the event that any one or more
of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                           (i) Amendment.  This Agreement may be amended only by
written agreement signed by the Parties hereto.

                           (j) Entire Agreement.  This writing constitutes the
entire agreement of the Parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                        IRON HORSE INVESTORS, L.L.C.


                                        By: __________________________
                                            Name:
                                            Title:


                                        UNITED DEFENSE INDUSTRIES, INC.


                                        By: __________________________
                                            Name:
                                            Title:


                                        THE UDLP SUPPLEMENTAL RETIREMENT
                                        AND SAVINGS PLAN:

                                        By: Fidelity Management Trust Company,
                                            Solely it its capacity as Trustee
                                            and not in its corporate capacity


                                        By: __________________________
                                            Vice President


                                        UNITED DEFENSE, L.P.



                                        By: __________________________
                                            Name:
                                            Title: